As filed with the Securities and Exchange Commission on November 19, 2013.

Registration No. 333-192041

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WISCONSIN ELECTRIC POWER COMPANY

(Exact name of registrant as specified in its charter)

WISCONSIN

(State or other jurisdiction of incorporation or organization)

39-0476280
(I.R.S. Employer Identification Number)

231 West Michigan Street

P.O. Box 2046

Milwaukee, Wisconsin 53201

(414) 221-2345

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott J. Lauber
Vice President and Treasurer
231 West Michigan Street
P.O. Box 2046
Milwaukee, Wisconsin 53201
(414) 221-2345
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Erickson Wisconsin Electric Power Company 231 West Michigan Street Milwaukee, Wisconsin 53203 (414) 221-2544	John T. W. Mercer Mercer Thompson LLC 191 Peachtree Street, Suite 4410 Atlanta, Georgia 30303-1740 (404) 577-4201

Approximate date of commencement of proposed sale to the public:  From time to time, after this Registration Statement becomes effective, as the registrant shall determine in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to file an amended version of the opinion of counsel filed as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-192041) filed by Wisconsin Electric Power Company on November 1, 2013.  Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the Exhibit Index, the signature page and Exhibit 5.1 filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

See the Exhibit Index following the signature page hereof, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 19th day of November, 2013.

Wisconsin Electric Power Company

By:	*
Gale E. Klappa Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on this 19th day of November, 2013:

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer and Director — Principal Executive Officer
Gale E. Klappa

*	Executive Vice President and Chief Financial Officer — Principal Financial Officer
J. Patrick Keyes

*	Vice President and Controller — Principal Accounting Officer
Stephen P. Dickson

*	Director
John F. Bergstrom

*	Director
Barbara L. Bowles

*	Director
Patricia W. Chadwick

Signature	Title

*	Director
Curt S. Culver

*	Director
Thomas J. Fischer

*	Director
Henry W. Knueppel

*	Director
Ulice Payne, Jr.

*	Director
Mary Ellen Stanek

* By	/s/ Scott J. Lauber
Scott J. Lauber
As Power of Attorney

WISCONSIN ELECTRIC POWER COMPANY
(the “Company”)
(Commission File No. 001-01245)

EXHIBIT INDEX
TO
FORM S-3 REGISTRATION STATEMENT

The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit	Description	Incorporated by Reference To	Filed Herewith

1.1	Form of Underwriting Agreement for Debt Securities.	—	(1)
4.1	Indenture for Debt Securities of the Company, dated December 1, 1995 (the “Indenture”).	Exhibit (4)-1 to the Company’s Form 10-K for the year ended December 31, 1995.
4.2	Securities Resolution No. 1 of the Company under the Indenture, dated December 5, 1995.	Exhibit (4)-2 to the Company’s Form 10-K for the year ended December 31, 1995.
4.3	Securities Resolution No. 3 of the Company under the Indenture, dated May 27, 1998.	Exhibit (4)-1 to the Company’s Form 10-Q for the quarter ended June 30, 1998.
4.4	Securities Resolution No. 5 of the Company under the Indenture, dated as of May 1, 2003.	Exhibit 4.47 filed with Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-3 (File No. 333-101054), filed May 6, 2003.
4.5	Securities Resolution No. 7 of the Company under the Indenture, dated as of November 2, 2006.	Exhibit 4.1 to the Company’s Form 8-K, dated November 2, 2006.
4.6	Securities Resolution No. 8 of the Company under the Indenture, dated as of September 25, 2008.	Exhibit 4.1 to the Company’s Form 8-K, dated September 25, 2008.
4.7	Securities Resolution No. 9 of the Company under the Indenture, dated as of December 8, 2008.	Exhibit 4.1 to the Company’s Form 8-K, dated December 8, 2008.
4.8	Securities Resolution No. 10 of the Company under the Indenture, dated as of December 8, 2009.	Exhibit 4.1 to the Company’s Form 8-K, dated December 8, 2009.
4.9	Securities Resolution No. 11 of the Company under the Indenture, dated as of September 7, 2011.	Exhibit 4.1 to the Company’s Form 8-K, dated September 7, 2011.
4.10	Securities Resolution No. 12 of the Company under the Indenture, dated as of December 5, 2012.	Exhibit 4.1 to the Company’s Form 8-K, dated December 5, 2012.
4.11	Securities Resolution No. 13 of the Company under the Indenture, dated as of June 10, 2013.	Exhibit 4.1 to the Company’s Form 8-K, dated June 10, 2013.
4.12	Form of Securities Resolution for Debt Securities.	—	(1)
5.1	Opinion of Joshua M. Erickson.	—	X
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.	Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Exhibit	Description	Incorporated by Reference To	Filed Herewith

23.1	Consent of Deloitte & Touche LLP.	Exhibit 23.1 to the Company’s Form S-3 Registration Statement (File No. 333-192041), filed November 1, 2013.
23.2	Consent of Joshua M. Erickson.	—	Contained in Exhibit 5.1.
24.1	Power of Attorney.	Exhibit 24.1 to the Company’s Form S-3 Registration Statement (File No. 333-192041), filed November 1, 2013.
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture.	Exhibit 25.1 to the Company’s Form S-3 Registration Statement (File No. 333-192041), filed November 1, 2013.

(1)                                 To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.